UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Nikola Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NIKOLA CORPORATION

4141 E Broadway Road

Phoenix, Arizona 85040

(480) 666-1038

Supplement to Proxy Statement for

Annual Meeting of Stockholders

to be held on June 1, 2022

This supplement, dated May 27, 2022, supplements the definitive proxy statement (the “Proxy Statement”) of Nikola Corporation (the “Company”) filed with the Securities and Exchange Commission on April 20, 2022, relating to the Company’s Annual Meeting of Stockholders to be held virtually on June 1, 2022. The purpose of this supplement is solely to correct an error in the Proxy Statement which erroneously stated that director Bruce L. Smith had not attended at least 75% of the board and committee meetings on which he had served during 2021. Accordingly, the second sentence following the heading “Proposal 1 — Election of Directors — Board Meetings” on page 15 of the Proxy Statement, is corrected to read in its entirety as follows:

“Each director who served on our board of directors in 2021 attended at least 75% of the aggregate meetings held by the board of directors and the committees on which such director served during the time such director was a director, except for Mary L. Petrovich.”